SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 4, 1998



                           Curative Health Services, Inc.
             (Exact name of registrant as specified in its charter)



 Minnesota                       000-19370                   41-1503914
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


 150 Motor Parkway Hauppauge, NY                             11788-5145
(Address of principal executive offices)                    (Zip code)


 Registrant's telephone number, including area code:        (516)232-7000



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Item 5. Other Events.

        The  Registrant  issued the press  release on June 4, 1998  included as
        Exhibit 7(c)(2).


Item 7. Financial Statements and Exhibits.

        (a)(b) No financial statements or proforma financial information filed herein.

        (c)    Exhibits. The following Exhibit is filed as part of this Report:

               Item No.  Description

               7(c)(2)   Press Release dated June 4, 1998.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     Curative Health Services, Inc.
                                    (Registrant)



 Date:  June 4, 1998            By:  /s/  John C. Prior
                                     ---------------------------------
                                     John C. Prior
                                     Senior Vice President/Finance and CFO

FOR IMMEDIATE RELEASE         Contact:    Bill Tella
                                          Curative Health Services
                                          516-232-7000

                                          Steve Schelhammer
                                          Accordant Health Services
                                          910-855-5870

                                          Alison Trollope x 224 (Investor)
                                          Heather Hennessy x 274 (Media)
                                          Noonan/Russo Communications, Inc.
                                          212-696-4455

            CURATIVE HEALTH SERVICES, INC. ANNOUNCES AGREEMENTS WITH
                         ACCORDANT HEALTH SERVICES, INC.
          - New Program to Expand Curative's Wound Care Service Line -

Hauppauge,  New York, June 4, 1998 - Curative  Health  Services,  Inc.  (Nasdaq:
CURE) today announced that it has signed a development and license agreement with Accordant Health Services, Inc., a private disease management company. At the same time, Curative announced that it has agreed to participate in a round of venture financing in which it will invest $4 million dollars in Accordant preferred stock.

As a strategic partner, Accordant has been licensed by Curative to develop and market a wound care disease management program specific for payors, which include Health Maintenance Organizations (HMOs), Preferred Provider Organizations (PPOs), and insurance companies. This new disease management program will complement Curative's existing wound care management program which is currently offered primarily to hospital providers.

It is anticipated that under the new disease management program, Accordant will identify people with chronic wounds as well as those who are at high risk of developing chronic wounds. Using existing as well as newly developed relationships with payors, Accordant will offer the program to payor subscribers. Accordant will use its core competencies in disease management and computer monitoring systems to develop, market, and operate this Curative program to payors in select areas.

At the same time, Curative has agreed to invest $4 million in Accordant convertible preferred stock as part of a $7 million round of venture capital financing. Curative will own approximately 11% of Accordant's outstanding equity determined on a fully diluted basis. The proceeds of the venture financing will be used for general corporate purposes.

John Vakoutis, President and Chief Executive Officer of Curative, stated, "This development and license agreement with Accordant is important to our long term managed care strategy. By incorporating a wound care disease management program specific for payors with our existing comprehensive wound care management program, Curative will position itself to further expand its growth. Accordant is the right company to partner with since it has a commendable reputation in the disease management industry. In the future, other programs such as a diabetes disease management program may be developed."

Steve Schelhammer, President and Chief Executive Officer of Accordant, stated, "We are pleased that Curative recognizes the value in Accordant's approach to specialized disease management services. The wound care expertise that Curative already has successfully accumulated will complement the process of developing and delivering these services."

Accordant's primary disease management products are dedicated to patients with rare and complex diseases such as multiple sclerosis and cystic fibrosis and are marketed to payors. The Company has recently signed contracts with several large payors to manage individuals with one of their specialty diseases.

Accordant Health Services, Inc., based in Greensboro, NC, is a private disease management company developed with and supported by the nation's leading experts on rare chronic disorders. The Company's focus is on producing significant and measurable benefits to patients, providers and purchasers of healthcare while emphasizing data driven accountability.

Curative Health Services, Inc., is a leading disease management company in chronic wound care. The Company provides a broad continuum of services to health care providers through a nationwide network of wound care programs which offer comprehensive, multi-disciplinary wound care.

                                     ###

Editor's Note:  This press release is available on http://www.noonanrusso.com